As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-188707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

SVB Financial Group

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3003 Tasman Drive

Santa Clara, California 95054

(Address, including zip code, of Principal Executive Offices)

SVB FINANCIAL GROUP 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN

(Full title of the plan)

Nicholas Grossi

Interim Chief Financial Officer

SVB FINANCIAL GROUP

3003 Tasman Drive, Santa Clara, California 95054

(408) 654-7400

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DERGISTRATION OF COMMON STOCK

EXPLANATORY NOTE

On May 20, 2013, SVB Financial Group (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-188707) (the “Registration Statement”) registering 1,000,000 shares of common stock of the Registrant, par value $0.001 (“Common Shares”), to be issued to participants under the SVB Financial Group 401(k) and Employee Stock Ownership Plan (the “Plan”). As previously reported, on March 17, 2023, the Registrant filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York for relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Registrant’s case is administered under the caption In re SVB Financial Group, Case No: 23-10367 (the “Chapter 11 Case”). As a result of the Chapter 11 Case, the Plan was terminated and liquidated, whereby all of the assets held by the Plan, including Common Shares, were liquidated and distributed or distributed in kind to participants in the Plan. The Plan is no longer active and is not offering Common Shares to participants. As a result, the offerings contemplated by the Registration Statement have been terminated, and the Registrant has ceased to file annual reports on Form 11-K with respect to the Plan. Therefore, this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8 is being filed to deregister all Common Shares that were registered under the Registration Statement and remain unissued under the Plan.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 29, 2023.

SVB FINANCIAL GROUP

By:	/s/ Nicholas Grossi
Nicholas Grossi
Interim Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 29, 2023.

SVB FINANCIAL GROUP 401(K) AND EMPLOYEE OWNERSHIP PLAN

By:	SVB Financial Group, as Plan Administrator

By:	/s/ Nicholas Grossi
Name: Nicholas Grossi
Title: Interim Chief Financial Officer